EXHIBIT 99.1

Filed by Capital Bancorp, Inc.

pursuant to Rule 425 under

the Securities Act of 1933 and

deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Capital Bancorp, Inc.

Commission File No.: 333-141449

PRESS RELEASE

FOR IMMEDIATE RELEASE – April 17, 2007 (5:00 p.m. Central Time)

CAPITAL BANCORP, INC.

1820 WEST END AVENUE

NASHVILLE, TENNESSEE 37203

Contact: Sally P. Kimble, Executive Vice President and Chief Financial Officer (615.565.8645)

CAPITAL BANCORP, INC., NASHVILLE, TENNESSEE,

ANNOUNCES FIRST QUARTER 2007 EARNINGS

Nashville, Tennessee, April 17, 2007 - Capital Bancorp, Inc. today issued the following statement:

Capital Bancorp, Inc. (the “Company”) reported consolidated earnings and financial highlights for the quarter ended March 31, 2007. Capital Bancorp, Inc. is the parent company of Capital Bank & Trust Company (the “Bank”). On February 5, 2007, the Company announced the signing of a definitive merger agreement with Renasant Corporation (“Renasant”; Nasdaq: RNST) scheduled for closing early in the third quarter of 2007, subject to Capital shareholder approval, regulatory approval and the satisfaction of the other conditions to closing set forth in the merger agreement.

The Company continues to report growth generated by the increase in loans and deposits at the Bank. Total assets have increased $22.8 million, or 4.04%, from $564.4 million at December 31, 2006, to $587.2 million at March 31, 2007. Loans, net of allowance for possible loan losses and unearned interest and fees, increased $22.9 million, or about 5.00%, during the first quarter of 2007, ending the period at $481.5 million. Total deposits increased $10.8 million, or 2.32%, to $475.7 million during the same period.

Capital Bancorp’s net income for the first quarter of 2007 was $867,000, or $0.24 basic earnings per common share ($0.23 diluted earnings per common share), down 11.71% from $982,000, or $0.28 basic earnings per common share ($0.27 diluted earnings per common share), for the same period in 2006. Decreased earnings can be attributed to one-time merger related expenses of $157,000 ($97,000 after tax, or $0.03 per diluted common share), decreasing net interest margin and increased overhead associated with growth of the Bank.

The Company’s net interest income grew 11.60% to $4,475,000 for the first quarter of 2007 compared to $4,010,000 for the same period in 2006 due to loan growth. Net interest margin decreased to 3.50% for the first quarter of 2007 compared to 3.87% for the fourth quarter of 2006 and 3.91% for the first quarter of 2006. Capital’s net interest margin as of 12/31/06 was 3.87%. Non-interest income increased 6.21% to $667,000 as compared to $628,000 for the same period in 2006. Non-interest expense grew 22.70% to $3,833,000 as compared to $3,124,000 for the same period in 2006 primarily due to increased overhead associated with bank growth and one-time merger related expenses.

In commenting on the Company’s first quarter performance, R. Rick Hart, Chairman, President and CEO, said: “This past quarter has seen solid growth in loans and deposits. Income this past quarter was negatively impacted by expenses associated with the merger including but not limited to legal, accounting and other professional fees. The closing of our merger with Renasant is expected to occur in the third quarter of 2007, which will allow us the capacity to offer new and expanded deposit and wealth management products as well as the capacity to make larger loans. We expect our growth to continue in line with our historical performance.”

Included with this press release is a copy of the Company’s unaudited balance sheet and income statement for the periods indicated. This unaudited information should be read in conjunction with the notes to the consolidated financial statements presented in the Company’s December 31, 2006 Annual Report on Form 10-K that was filed with the Securities and Exchange Commission (“SEC”) on March 8, 2007, as amended by an amendment to such Form 10-K filed with the SEC on March 9, 2007.

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the SEC. The following important factors, among other things, affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements: the Company’s inability to complete the merger with Renasant or greater—than-anticipated costs associated with the completion of such merger; changes in interest rates; further declines or upward trends in the local, regional, state and national economies, as well as the effects of future government fiscal and monetary policies; and the Bank’s ability to attract stable low-cost deposits and to make quality and profitable loans. To these must be added other risks previously and hereafter identified from time to time in the Company’s reports to the SEC and in public announcements. In addition, all numbers are unaudited and quarterly results are subject to adjustment in the ordinary course of business. The Company undertakes no obligation to correct or update this information.

Capital Bancorp, Inc. is a registered bank holding company headquartered in Nashville, Tennessee. It offers extensive and service-intensive financial products and services through its subsidiary Capital Bank & Trust Company, which operates seven full-service banking offices in Davidson, Williamson, and Sumner Counties, in Tennessee, including West End, Downtown, Green Hills, Goodlettsville, Hendersonville, Hermitage, and Cool Springs. For additional information about the Company and the Bank, please visit the Bank’s website at www.capitalbk.com.

NOTE TO INVESTORS:

The description of the merger of the Company with and into Renasant set forth above is merely a summary and does not contain a description of all of the material terms of the transaction. Renasant has filed a Registration Statement on Form S-4 (Registration No. 333- 141449) with the SEC containing a preliminary proxy statement/prospectus relating to the merger. After the SEC has declared the Registration Statement effective, the proxy statement/prospectus will be mailed to shareholders of the Company and, if required by applicable laws or regulations, to Renasant shareholders. INVESTORS

AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, RENASANT AND THE PROPOSED MERGER.

The Company, Renasant and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders and, if approval by Renasant’s shareholders is required, Renasant’s shareholders. Information about the Company, Renasant and their respective directors and executive officers and their ownership of Company or Renasant common stock, as applicable, will be set forth or incorporated by reference in the definitive proxy statement/prospectus for the merger when it becomes available. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by the Company or Renasant with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by the Company by directing a written request to Capital Bancorp, Inc., 1816 Hayes Street, Nashville, Tennessee 37203, and free copies of the documents filed with the SEC by Renasant by directing a written request to Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804 Attention: Investor Relations.

CONSOLIDATED BALANCE SHEETS

March 31, 2007 and December 31, 2006

(Unaudited)

(In Thousands, except share amounts)	March 31, 2007	December 31, 2006
Assets:
Cash and due from banks	$7,670	$8,353
Federal funds sold	26	2,881

Cash and cash equivalents	7,696	11,234
Securities available-for-sale	66,807	67,784
Loans, net	481,471	458,593

Premises and equipment, net	5,823	5,780
Accrued interest receivable	2,761	2,744
Bank owned life insurance	9,637	9,535
Loans held for sale	1,648	1,589
Interest-bearing deposits in financial institutions	2,349	19
Other real estate	1,808	808
Other assets	7,249	6,356

Total Assets	$587,249	$564,442

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$39,341	$44,425
Interest bearing demand	18,335	19,061
Savings (includes Money Market Deposit Accounts)	100,290	96,418
Time	113,382	111,398
Time, over $100,000	204,368	193,650

Total deposits	475,716	464,952

Federal Home Loan Bank advances	52,235	44,612
Junior subordinated debentures	12,372	12,372
Securities sold under repurchase agreements	6,744	2,997
Other liabilities	4,034	4,540

Total liabilities	551,101	529,473

Stockholders’ equity:
Preferred stock, no par value, 20,000,000 shares authorized no shares issued	—	—
Common stock, no par value, 20,000,000 share authorized; 3,633,980 and 3,621,575 shares issued and outstanding	16,410	16,172
Retained earnings	20,002	19,135
Accumulated other comprehensive income	(264)	(338)

Total stockholders’ equity	36,148	34,969

Total Liabilities and Stockholders’ Equity	$587,249	$564,442

See accompanying notes to consolidated financial statements (unaudited).

CONSOLIDATED STATEMENTS OF EARNINGS

Three Months Ended March 31, 2007 and 2006

(Unaudited)

(In Thousands, except per share amounts)	2007	2006
Interest income:
Interest and fees on loans	$9,566	$7,677
Interest on investment securities:
U.S. Government agencies	284	186
State and political subdivisions	132	101
Mortgage backed securities	359	286
Other interest	73	66

Total interest income	10,414	8,316

Interest expense:
Interest on deposits:
Demand	28	25
Savings and money market demand accounts	846	860
Time	3,925	2,225
Interest on FHLB and other borrowings	877	768

Total interest expense	5,676	3,878

Net interest income	4,738	4,438
Provision for loan losses	263	428

Net interest income after provision for loan losses	4,475	4,010
Other income:
Service charges on deposit accounts	291	322
Gain on sales of loans	148	189
Miscellaneous	228	117

Total other income	667	628
Other expenses:
Salaries and employee benefits	2,215	1,900
Occupancy	335	270
Merger related	157	—
Other operating	1,126	954

Total other expenses	3,833	3,124

Earnings before income taxes	1,309	1,514
Income taxes	442	532

Net earnings	$867	$982

Basic earnings per share	$0.24	$0.28

Diluted earnings per share	$0.23	$0.27

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